UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2008

Commission File Number: 000-50738

APD ANTIQUITIES, INC.

(Name of small business issuer in its charter)

Nevada	91-1959986
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1314 S. Brand Blvd, Suite 2-250, Spokane, WA.	99202
(Address of principal executive offices)	(zip code)

Telephone: (509)-744-8590               Facsimile:  (509) 623-0121

GCJ, INC.
8425 Bay Point Dr., Las Vegas, NV  89128

(Former name, former address, and former fiscal year, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2008, APD Antiquities, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $12,500 of its securities through the sale of 25,000 shares of its common stock at $0.50 per share to a single accredited investor.  The Purchaser in the private placement was Norbert Mang.

Upon the closing of the private placement, there will be no fees, commissions or professional fees for services rendered.  The placement was undertaken by the officers of the Company.

Item 3.02.	Unregistered Sales of Securities.

See disclosure under Item 1.01 of this Report.

The private placement of the securities referenced under Item 1.01 of this Report is exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Rule 506 promulgated by the SEC under the Act.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Securities Purchase Agreement, entered into by the Company on September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: September 11, 2008	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CFO